UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 6, 2014, Watts Regulator Co. (“Watts Regulator”), a wholly-owned subsidiary of Watts Water Technologies, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Watts Regulator agreed to acquire AHC Holding Company, Inc. (“AHC”) from AHC’s shareholders and optionholders (collectively, the “Sellers”).  AHC’s wholly-owned subsidiary, Aerco International, Inc. (“Aerco”), is a leading provider in North America of high efficiency boilers and water heaters. The Company co-signed the Purchase Agreement to guarantee performance of the obligations of Watts Regulator under the Purchase Agreement.

Under the terms of the Purchase Agreement, Watts Regulator agreed to purchase all of the issued and outstanding stock of AHC on a cash free, debt free basis. The aggregate purchase price for the transaction is approximately $264.5 million in cash.  The purchase price in the Purchase Agreement is subject to a customary working capital adjustment and $1.0 million of the purchase price will be placed in a short term working capital escrow.  The Purchase Agreement provides that approximately $15.9 million of the purchase price will be held in escrow to secure the indemnification obligations of the Sellers.  Watts Regulator expects to fund the purchase price with borrowings under the Company’s credit facility and cash on hand.

The terms of the Purchase Agreement were determined on the basis of arm’s length negotiations.  Neither Watts Regulator nor the Company has previously had any material relationship with AHC, Aerco or the Sellers.

The Purchase Agreement provides for customary representations, warranties and covenants by Watts Regulator, the Company and the Sellers.  Certain of the Sellers’ indemnity obligations in favor of Watts Regulator apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are effective only for specified periods of time.  The consummation of the acquisition is subject to customary closing conditions, including, among others, antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Purchase Agreement contains certain termination rights for Watts Regulator and the Sellers.

The Purchase Agreement contains representations and warranties that Watts Regulator, AHC and the Sellers made to each other as of specific dates and may change after the date of the Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement between Watts Regulator, the Company, AHC and the Sellers and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement.  The Purchase Agreement has been included to provide information regarding its terms.  It is not intended to provide any other factual information about the Company.  Such information can be found in the public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov and in the Investor Relations section of the Company’s website at www.wattswater.com.

This Current Report on Form 8-K includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect current views about future events.  Investors should not rely on forward-looking statements because actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the likelihood and timing of the closing of the acquisition of AHC; the effectiveness of ongoing restructuring and transformation projects; the current economic and financial condition, which can affect the housing and construction markets where products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; the ability to compete effectively; changes in variable interest rates on borrowings; failure to expand markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; failure to successfully integrate acquisitions, including the acquisition of AHC; foreign exchange rate fluctuations; cyclicality of industries where products are marketed, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and the Company’s subsequent filings with the SEC.

Item 8.01. Other Events

The full text of the press release issued in connection with the announcement of the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

Date: November 6, 2014	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

Exhibit Index

Exhibit No.	Description

2.1*

Stock Purchase Agreement, dated as of November 6, 2014, by and among AHC Holding Company, Inc., Riverside Capital Appreciation Fund V-A, L.P., 2003 Riverside Capital Appreciation Fund (QC), L.P., Riverside Capital Appreciation Fund V, L.P., RCAF 2003 CIV XII, L.P., and 2003 Riverside Capital Appreciation Fund, L.P., as sellers representative, the stockholders of AHC Holding Company, Inc., the optionholders of AHC Holding Company, Inc., Watts Water Technologies, Inc., and Watts Regulator Co.

99.1	Press Release issued by Watts Water Technologies, Inc., dated November 6, 2014

* Watts Water Technologies, Inc. hereby agrees to furnish a supplemental copy of any omitted schedule or similar attachment to this agreement to the Securities and Exchange Commission upon its request.